UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 28, 2017, InfuSystem Holdings, Inc. (the “Company”), and its direct and indirect subsidiaries, entered into a Third Amendment to the Credit Agreement (the “Third Amendment”) with JPMorgan Chase Bank, N.A., as lender (the “Lender”), which amends the credit agreement among the Company, its direct and indirect subsidiaries, and the Lender, entered into on March 23, 2015 (the “Credit Agreement”). All capitalized terms used herein are defined in either the Third Amendment or the Credit Agreement.

The Third Amendment amends the Credit Agreement to, among other things:

(i)	restates the chart within the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement as follows:

Leverage Ratio	CBFR Spread	Eurodollar Spread	Commitment Fee Rate
Level I < 1.5:1.0	- 1.00%	2.00%	0.25%
Level II < 2.0:1.0 to 1.0 but ≥ 1.5:1.0	-0.75%	2.25%	0.25%
Level III < 2.5:1.0 to 1.0 but ≥ 2.0:1.0	- 0.50%	2.50%	0.25%
Level IV < 3.0:1.0 to 1.0 but ≥ 2.5:1.0	0.00%	2.75%	0.25%
Level V ≥ 3.0:1.0	0.25%	3.00%	0.25%

and further amends the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement by adding the following to the end thereof: “The Applicable Rate will be set at Level V as of the Third Amendment Effective Date, and adjusted for the first time thereafter based on the financial statements required to be delivered hereunder for the fiscal quarter ending June 30, 2017.”;

(ii)	amend the definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement by adding the phrase “(it is acknowledged that, at all times, such unfinanced portion is either a deduction to EBITDA or, if unfinanced portion is ever interpreted to be a negative number, then zero)” to follow the phrase therein that reads “means, for any period, the ratio of (a) EBITDA minus the unfinanced portion of Capital Expenditures.”;

(iii)	amend clause (vi) in the definition of “EBITDA” in Section 1.01 of the Credit Agreement by replacing the phrase therein that reads “in the fiscal quarter ending December 31, 2016” with the phrase “prior to December 31, 2017.”;

(iv)	amend clause (f)(ii) in the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement by (a) replacing the reference therein to “$10,000,000” with “$5,000,000” and (b) by replacing the reference therein to “$25,000,000” with “$12,500,000.”;

(v)	restate the definition of “Net Worth in Section 1.01 of the Credit Agreement as follows:

“Net Worth” means at any time total assets minus total liabilities, plus, to the extent deducted in determining the foregoing amount, non-cash reserves taken for deferred tax assets and non-cash impairment of capitalized software development costs, all as determined for the Company and its Subsidiaries, on a consolidated basis in accordance with GAAP.

(vi)	add the following definition of “Excess Cash Flow” to Section 1.01 of the Credit Agreement as follows:

“Excess Cash Flow” means, for any fiscal year of the Company, (a) EBITDA for such fiscal year, minus (b) Capital Expenditures made or incurred during such fiscal year minus (c) Fixed Charges for such fiscal year.

(vii)	add the following definitions of “Third Amendment”, and “Third Amendment Effective Date” to Section 1.01 of the Credit Agreement as follows:

“Third Amendment” means the Third Amendment to this Agreement among the parties hereto.

“Third Amendment Effective Date” means the effective date of the Third Amendment.

(viii)	restate Section 2.08(b) of the Credit Agreement as follows:

(b) The Borrowers hereby unconditionally agree that the Term A Loans and the Term B Loans shall be replaced and refinanced in full as of the First Amendment Effective Date with a Term Loan in an aggregate amount equal to $32,000,000 made under Section 2.01(d), the Borrowers acknowledge and agree that the principal balance of such Term Loan as of the Third Amendment Effective Date is $30,665,999.98, and the Borrowers hereby unconditionally promise to pay to the Lender the principal amount of the Term Loans made under Section 2.01(d) after the Third Amendment Effective Date as follows: (i) on June 30, 2017, September 30, 2017 and December 31, 2017 in principal installments each in the amount of $577,500 (as adjusted from time to time pursuant to Section 2.09(d) or 2.16(b)), (ii) commencing with the last Business Day of March, 2018 and on the last Business Day of each March, June, September and December thereafter, in consecutive quarterly principal installments each in the amount of $766,650 (as adjusted from time to time pursuant to Section 2.09(d) or 2.16(b)) and (iii) to the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the Borrowers on the Term Maturity Date.

(ix)	restate Section 2.09(d) of the Credit Agreement as follows:

(d) All prepayments required to be made pursuant to Section 2.09(c) shall be applied, first to prepay the Term Loans (and in the event Term Loans of more than one Class shall be outstanding at the time, shall be allocated among the Term Loans pro rata based on the aggregate principal amounts of outstanding Term Loans of each such Class), and such prepayments of the Term Loans shall be applied to reduce the remaining scheduled repayments of Term Loans of each Class in the inverse order of maturity (with any prepayments applied first to the payment at final maturity), second to prepay the Revolving Loans without a corresponding reduction in the Revolving Commitment and third to cash collateralize outstanding LC Exposure. Within each such category, such prepayments shall be applied first to CBFR Loans and then to Eurodollar Loans in order of Interest Period maturities (beginning with the earliest to mature).

All prepayments required to be made pursuant to Section 2.09(f) shall be applied, first to prepay the Revolving Loans without a corresponding reduction in the Revolving Commitment, second to prepay the Term Loans (and in the event Term Loans of more than one Class shall be outstanding at the time, shall be allocated among the Term Loans pro rata based on the aggregate principal amounts of outstanding Term Loans of each such Class), and such prepayments of the Term Loans shall be applied to reduce the remaining scheduled repayments of Term Loans of each Class in the inverse order of maturity (with any prepayments applied first to the payment at final maturity), and third to cash collateralize outstanding LC Exposure. Within each such category, such prepayments shall be applied first to CBFR Loans and then to Eurodollar Loans in order of Interest Period maturities (beginning with the earliest to mature).

(x)	add a new Section 2.09(f) to the Credit Agreement as follows:

(f) Until the latest of the Revolving Credit Maturity Date, the Term A Maturity Date, the Term B Maturity Date or the Term Maturity Date, as the case may be, the Borrowers shall prepay the Obligations as set forth in Section 2.09(d) on the date that is ten days after the earlier of (i) the date on which the Company’s annual audited financial statements for the immediately preceding fiscal year are delivered pursuant to Section 5.01 or (ii) the date on which such annual audited financial statements were required to be delivered pursuant to Section 5.01, in an amount equal to: (I) seventy-five percent (75%) of the Company’s Excess Cash Flow for the immediately preceding fiscal year if the Company’s Leverage Ratio is greater than or equal to 2.5 to 1.0 for the immediately preceding fiscal year, (II) fifty percent (50%) of the Company’s Excess Cash Flow for the immediately preceding fiscal year if the Company’s Leverage Ratio is less than 2.5 to 1.0 but greater than or equal to 2.0 to 1.0 for the immediately preceding fiscal year, or (III) zero percent (0%) of the Company’s Excess Cash Flow for the immediately preceding fiscal year if the Company’s Leverage Ratio is less than 2.0 to 1.0 for the immediately preceding fiscal year. Each Excess Cash Flow prepayment shall be accompanied by a certificate signed by a Financial Officer of the Company certifying the manner in which Excess Cash Flow and the resulting prepayment was calculated, which certificate shall be in form and substance satisfactory to the Lender.

(xi)	restate Section 3.05(b) of the Credit Agreement as follows:

(b) Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted. A correct and complete list of all trademarks, tradenames, copyrights, patents and other intellectual property owned by any Loan Party or any Subsidiary, as of the Third Amendment Effective Date, is set forth on Schedule 3.05, and the use thereof by each Loan Party and each Subsidiary does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s and each Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement.

(xii)	amend Sections 3.15, 3.16, 3.17 and 3.24(b) of the Credit Agreement by replacing each reference therein to “Effective Date” with “Third Amendment Effective Date.”;

(xiii)	amend Section 6.01(b) of the Credit Agreement by replacing the reference therein to “on the date hereof” with “on the Third Amendment Effective Date.”;

(xiv)	amend Sections 6.01(c), (d), and (e) of the Credit Agreement by adding the following to the end of each clause: “provided however, notwithstanding anything to the contrary, no Indebtedness on or after the Third Amendment Effective Date may be incurred under this clause without the prior written approval of the Lender.”;

(xv)	amend Section 6.04(c) of the Credit Agreement by replacing the reference therein to “$5,000,000” with “$2,500,000.”;

(xvi)	restate Sections 6.12(a) and (b) of the Credit Agreement as follows:

(a) Leverage Ratio. The Borrowers will not permit the Leverage Ratio to exceed (i) 4.0 to 1.0 at any time on or after the Effective Date but prior to December 31, 2017, (ii) 3.75 to 1.0 at any time on or after December 31, 2017 but prior to June 30, 2018, (iii) 3.50 to 1.0 at any time on or after June 30, 2018 but prior to December 31, 2018, or (iv) 3.00 to 1.00 at any time on or after December 31, 2018.

(b) Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio to be less than (i) 1.15:1.0 at any time on or after the Effective Date but prior to March 31, 2018, or (ii) 1.25:1.0 at any time on or after March 31, 2018.

(xvii)	replace schedules 3.05 and 6.01 with updated schedules as provided to Lender.

Simultaneous with the execution of Third Amendment, the Company entered into a Patent and Trademark Security Agreement, which replaces the Patent and Trademark Security Agreement entered into on March 23, 2015 at the time the Company entered into the Credit Agreement. The new Patent and Trademark Security Agreement was revised to make reference to the Third Amendment and the Company has provided the Lender with updated schedules listing the Company’s trademarks, patents, applications for trademarks and patents, and other intellectual properties owned or licensed.

As a result of the changes to the definition of ‘Leverage Ratio” and “Fixed Charge Coverage Ratio” within the Third Amendment, the Company will have increased flexibility to effect the changes necessary to return the Company to a strong financial position. The change to the definition of “Applicable Rate” will effectively increase the Company’s interest rate under the Credit Agreement by 50 basis points in the near term, while allowing for the Company to reduce that rate as its Leverage Ratio declines. The addition of the provision that requires the prepayment of a percentage of the Company’s annual “Excess Cash Flow” will ensure the Company’s primary goal remains to reduce the total debt outstanding.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Third Amendment, which is filed herewith, as well as the complete text of the Credit Agreement, which was filed with the Securities and Exchange Commission on May 12, 2015 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of the Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 29, 2017, the Company issued a press release to provide additional information on the Third Amendment to the Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1 Third Amendment to the Credit Agreement, dated as of June 28, 2017, among InfuSystem Holdings, Inc., and its direct and indirect subsidiaries, with JPMorgan Chase Bank, N.A., as Lender.

10.2 Patent and Trademark Security Agreement, dated as of June 28, 2017, among InfuSystem Holdings, Inc., and its direct and indirect subsidiaries, with JPMorgan Chase Bank, N.A., as Lender.

99.1 Press Release of InfuSystem Holdings, Inc., dated June 29, 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.
By:	/s/ Trent N. Smith
Trent N. Smith
Executive Vice President, Chief Accounting Officer and Corporate Controller

Dated: June 29, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to the Credit Agreement, dated as of June 28, 2017, among InfuSystem Holdings, Inc., and its direct and indirect subsidiaries, with JPMorgan Chase Bank, N.A., as Lender.

10.2	Patent and Trademark Security Agreement, dated as of June 28, 2017, among InfuSystem Holdings, Inc., and its direct and indirect subsidiaries, with JPMorgan Chase Bank, N.A., as Lender.

99.1	Press Release of InfuSystem Holdings, Inc., dated June 29, 2017.